Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in this Registration Statement on Form F-4 of our report dated February 13, 2024 with respect to the audited consolidated financial statements of Kaival Brands Innovations Group, Inc. for the years ended October 31, 2023 and 2022.

We also consent to the references to us under the heading “Experts” in such Registration Statement.

/s/ MaloneBailey, LLP

www.malonebailey.com

Houston, Texas

January 8, 2025